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                                                                    EXHIBIT 23.2




                        CONSENT OF KPMG PEAT MARWICK LLP




The Board of Directors
PowerCerv Corporation

Our report dated January 26, 1998, except with respect to Notes 9(c) and 10(c) which are as of February 25, 1998, refers to a change in the Company's accounting for income taxes in 1995.

We consent to the use of our report incorporated by reference herein.


                                              /s/  KPMG PEAT MARWICK LLP



April 20, 1998
Tampa, Florida